EXHIBIT 23.2


[KPMG LOGO]
KPMG LLP
Chartered Accountants
Box 10426 777 Dunsmuir Street                           Telephone (604) 691-3000
Vancouver, BC  V7Y 1K3                                  Telefax (604) 691-3031
Canada                                                  www.kpmg.ca









The Board of Directors
Pivotal Corporation



We consent to the use of our report incorporated by reference into the registration statement on Form S-8 of Pivotal Corporation.




/s/ KPMG LLP
Chartered Accountants

Vancouver, BC
July 24, 2000








KPMG LLP, a Canadian owned limited liability partnerhip established under the laws of Ontario, is a member firm of KPMG International, a Swiss association